EXHIBIT 10.50

                                 PROMISSORY NOTE

$625,000.00                                                    December 11, 1998

Detroit, Michigan                                  Maturity Date:  March 1, 2001



         FOR VALUE RECEIVED, United American Healthcare Corporation, a Michigan corporation ("UAHC"), promises to pay to UAH Securities Litigation Fund ("NOTEHOLDER"), at 212 East 39th Street, New York, NY 10016 or such other place as Noteholder may from time to time designate in writing to UAHC, in lawful money of the United States of America, the principal sum of Six Hundred Twenty-Five Thousand Dollars, plus interest from December 11, 1998 at the rate of 4% per annum on the unpaid principal balance of this Note based on a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. Payment under this Note will be made in 15 installments commencing on the first business day of January 2000 and on the first business day of each month thereafter to and including March 2001, as follows:

              (1) the 14 monthly payments due on January 3, 2000 to and including February 1, 2001 will each consist of a principal payment of $41,666.67, plus accrued interest to the payment date; and

              (2) the final payment due on March 1, 2001 will consist of all remaining unpaid principal plus accrued interest thereon to the payment date.

         UAHC may voluntarily prepay this Note in whole or in part at any time without premium, penalty or unaccrued interest. Any prepayments will be applied first to accrued interest and then to outstanding principal in the order of maturity.

         This Note is being delivered by UAHC to Noteholder in trust for the benefit of the Class (as defined in the Final Judgment referred to below) pursuant to Sections 1(q)(3) and 2.b.(3) of the Agreement to Modify January 17, 1998 Stipulation of Settlement dated September 14, 1998 among the parties to the consolidated class action entitled RICHARD LOWINGER and MICHAEL W. COLTON, on behalf of themselves and all others similarly situated, Plaintiffs, against JULIUS COMBS, RONALD DOBBINS, JAGANNATHAN VANAHARAM and UNITED AMERICAN HEALTHCARE CORPORATION, Defendants, Civil Action Nos. 95-CV-73411-DT and 95-CV-73420-DT in the United States District Court, Eastern District of Michigan, Southern Division, by and through their respective attorneys, approved in the Final Judgment of Dismissal with Prejudice ("FINAL JUDGMENT") entered in such action by the Honorable Anna Diggs Taylor, United States District Judge, on December 11, 1998.

         This Note will be governed by and construed in accordance with the laws of Michigan.

         UAHC waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

                                UNITED AMERICAN HEALTHCARE CORPORATION,
                                a Michigan corporation

                                By: _________________________________
                                         Paul Samuels, Treasurer
















                                       25